SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 420; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2020, our Board of Directors appointed Charles Smith to serve as our new Chairman of the Board and Chief Operating Officer. Mr. Smith’s appointment will take effect on August 31, 2020. Our outgoing COO and Chairman, Michael Welch, has resigned from these positions effective August 31, 2020. There was no known disagreement with Mr. Welch on any matter relating to our operations, policies or practices.

Charles (Chuck) Smith, our newly-appointed Chairman of the Board and Chief Operating Officer, was appointed to our Board of Directors on May 11, 2020. Mr. Smith has previously served as a Director and our Chief Operating Officer from February of 2016 until January 23, 2020. Mr. Smith has also served as President of one of our operating subsidiaries, Eagle Spirit Land & Water Company. Mr. Smith also serves as CEO of our subsidiary Rocky Mountain Productions, Inc. Rocky Mountain Productions owns and operates our commercial bottling operation in Plano, Texas.

Mr. Smith has served in several key strategic roles entailing a wide-range of corporate governance. During the time period from 2007 to 2014, Mr. Smith served as a Managing Partner and Managing Member of San Carlos Associates, a multi-million-dollar investment entity located in Dallas, Texas. In addition, until the properties sold in 2011, Mr. Smith served as a former Managing Partner and Managing member to several investment partnerships in Midland and El Paso, Texas, with indicated values that exceed $30 million. These properties included Cornerstone Village and Villa De Madison. Similarly, Mr. Smith currently retains a partnership interest and maintains a consulting relationship at Sawyers Mill in Arlington, Texas – an entity that he has maintained a relationship with since the early 1990’s. Mr. Smith graduated with honors from University of Texas at Dallas with a Bachelor's Degree in Economics and Finance. He has been an active participant in real estate investment opportunities for almost 35 years.

Compensation arrangements for Mr. Smith in his new roles as COO and Chairman are pending and have not been finalized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: August 13, 2020

By: /s/ David Seeberger

David Seeberger

Chief Executive Officer

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